UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

      In this Current Report on Form 8-K, “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

   (a) Establishment of 2005 Performance Goals.

      On March 8, 2005, the Compensation Committee established 2005 performance goals for our executive officers under our 2002 Annual Incentive Compensation Plan for Executive Officers (the “AICP Plan”). The executives who participate in the AICP Plan include, among others, each of the named executive officers who will be reported in our 2005 proxy statement. The AICP Plan provides for the payment to executive officers of annual cash bonuses subject to the satisfaction of performance goals established by the Compensation Committee.

      For 2005, the performance goals, and their individual weighting, consist of: (a) meeting specified financial performance levels as measured by adjusted earnings before interest and taxes (“Adjusted EBIT”) (25%), (b) effecting reductions in compressible costs (50%), (c) improvements in employee survey results (8%) and (d) achieving various individual objectives approved by the Compensation Committee for each executive officer based on his or her functional area of responsibility (17%).

      In conjunction with the establishment of performance goals, the Compensation Committee established the target awards (expressed as a percentage of annual base salary) for each of our executive officers. The target awards for certain of our executive officers are 100% of base salary for Mr. Staff, 90% for Mr. Jacobs, 60% for Messrs. Jines, Landrum and Robb and 55% for Mr. Langdon. If the performance goals are achieved at or above defined levels, the amount of cash bonus paid can range from 20% to 200% of the executive officer’s specified target award depending on the level at which the performance goal was achieved. The Compensation Committee will determine achievement of performance objectives and cash bonus amounts (if any) payable under the AICP Plan during the first quarter of 2006.

   (b) Establishment of 2005 Executive Officer Annual Base Salaries.

      On March 8, 2005, the Compensation Committee approved the base annual salaries (effective April 1, 2005) of our executive officers for 2005. The following table sets forth the annual base salary levels of certain of our executive officers:

Name and Position	2005 Annual Base Salary
Joel V. Staff
Chairman and Chief Executive Officer	$1,000,000

Mark M. Jacobs
Executive Vice President and Chief Financial
Officer	$605,000

Jerry J. Langdon
Executive Vice President, Public and Regulatory
Affairs and Corporate Compliance Officer	$328,000

Michael L. Jines
Senior Vice President, General Counsel and
Corporate Secretary	$365,000

Brian Landrum
Senior Vice President, Customer Operations and
Information Technology	$365,000

James B. Robb
Senior Vice President, Retail Marketing	$340,000

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   (c) Approval of 2004 AICP Plan Cash Bonuses.

      On March 8, 2005, the Compensation Committee authorized the payment of annual incentive (i.e., cash bonus) awards to each of the Company’s executive officers in respect of the year ended December 31, 2004. The Compensation Committee authorized the annual incentive awards pursuant to the AICP Plan based on the performance of Reliant Energy and its executive officers during 2004 as measured against the following performance measures: (a) achievement of specified levels of Adjusted EBIT, (b) achievement of specified levels of ongoing cost reductions as measured by adjusted total operating costs and (c) the satisfaction of various strategic initiatives approved by the Compensation Committee for each executive officer. The following table sets forth the AICP Plan cash bonus payment in respect of 2004 for certain of our executive officers:

Name and Position	2004 Annual Incentive Award
Joel V. Staff Chairman and Chief Executive Officer	$993,800

Mark M. Jacobs (1) Executive Vice President and Chief Financial Officer	$543,792

Jerry J. Langdon Executive Vice President, Public and Regulatory Affairs and Corporate Compliance Officer	$195,120

Michael L. Jines Senior Vice President, General Counsel and Corporate Secretary	$218,817

Brian Landrum Senior Vice President, Customer Operations and Information Technology	$199,276

James B. Robb Senior Vice President, Retail Marketing	$195,711

(1)	This payment does not include a payment relating to a performance objective for Mr. Jacobs that cannot be determined until we have filed our Form 10-K for the year ended December 31, 2004. If the Compensation Committee certifies performance of this objective, Mr. Jacobs could be eligible to receive an additional $6,208 annual incentive award.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: March 14, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Vice President and Controller

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